State of Delaware Secretary of State Division of Corporations Delivered 05:07 PM 08/07/2006 FILED 04:37 PM 08/07/2006 SRV 060738704 - 4194766 FILE

CERTIFICATE OF INCORPORATION
OF HECLA HOLDINGS INC.

ARTICLE I.

Name

The name of the Corporation shall be HECLA HOLDINGS INC.

ARTICLE II.

Registered Office

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

Purpose

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

Capital Stock

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of Capital Stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares of capital stock which the Corporation shall have authority to issue is 405,000,000; the total number of shares of Preferred Stock shall be 5,000,000, and each such share shall have a par value of $0.25; the total number of shares of Common Stock shall be 400,000,000, and each such share shall have a par value of $0.25.

Section 2. Issuance of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (hereinafter referred to in this Certificate of Incorporation as the "Board") is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

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Section 3. No Preemptive Rights. Without limiting the power of the Corporation to grant such rights by private contract, no holders of stock of the Corporation shall be entitled as such, as a matter of right, to the preemptive right to purchase or subscribe for any stock which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation and whether out of unissued shares authorized by this Certificate of Incorporation as originally filed, or by any amendment hereof, or out of shares of stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash, labor performed, personal property of any kind, including securities of other corporations, real property or interest therein, nor shall any holder of any shares of the capital stock of the Corporation be entitled as such, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell which shall be attached or appurtenant to any warrant or warrants or any other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock.

Section 4. Voting Rights. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held. Whenever this Certificate of Incorporation or the By-Laws of the Corporation shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (such capital stock is hereinafter referred to in this Certificate of Incorporation as "Voting Stock"), voting together as a single class, for the taking of corporate action: (i) such affirmative vote shall be in addition to any other affirmative vote required by law or by the resolution or resolutions designating the rights, powers and preferences of any outstanding series of Preferred Stock; and (ii) each outstanding share of Common Stock shall be entitled to one vote and each outstanding share of each series of Preferred Stock which is Voting Stock shall be entitled to the number of votes to which it is generally entitled, pursuant to the resolution or resolutions designating the rights, powers and preferences of such series of Preferred Stock, in the election of directors.

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ARTICLE V

By-Laws

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation by a majority vote of the entire Board at any regular or special meeting of the Board; provided, however that, notwithstanding anything contained in this Certificate of Incorporation or the By- Laws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to (i) alter, amend or repeal any provision of the By-Laws which is substantially identical to and/or implements the last sentence of Article IV, or Articles VI, VII or VIII, of this Certificate of Incorporation or (ii) alter, amend or repeal any provision of this proviso to Article V.

ARTICLE VI.

Board of Directors

Section 1. Number, Election and Terms. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances shall consist of not less than five nor more than nine persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1985 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1986 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.

Section 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

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Section 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class.

Section 4. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VI.

ARTICLE VII.

Actions by Shareholders

Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders of the Corporation may be called only by the Board pursuant to a resolution approved by a majority of the entire Board. Notwithstanding anything contained in this Certificate of Incorporate to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

ARTICLE VIII.

Certain Business Combinations

Section 1. Vote Required for Certain Business Combinations.

A. Higher Vote for Certain Business Combinations. Except as otherwise expressly provided in Section 2 of this Article VIII:

(i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

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(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as herein defined) of $1,000,000 or more; or

(iii) the issuance or transfer by the Corporation of any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. Definition of "Business Combination". The term "Business Combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

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Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any resolution or resolutions designating the rights, powers and preferences of any outstanding series of Preferred Stock, if all of the conditions specified in either of the following paragraphs A and B are met (it being intended that in the case of a Business Combination not involving any cash or consideration other than cash to be received by the holders of each class or series of outstanding Voting Stock (other than Institutional Voting Stock, as hereinafter defined), the provisions of such Section 1 shall not be applicable only if the condition specified in the following paragraph A is met)"

 Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

 Price and Procedure Requirements. All of the following conditions shall have been met:

(i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two- year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

(b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article VIII as the "Determination Date"), whichever is higher; and

(c) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock on the Announcement Date or the Determination Date, whichever is higher, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

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(ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other series of outstanding Voting Stock (other than Institutional Voting Stock, as hereinafter defined) shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B (ii) shall be required to be met with respect to every series of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular series of Voting Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such series of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

(b) (if applicable) the highest preferential amount per share to which the holders of shares of such series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(c) the Fair Market Value per share of such series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(d) (if applicable) the price per share equal to the Fair Market Value per share of such series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such series of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such series of Voting Stock.

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(iii) The consideration to be received by holders of a particular class (in the case of Common Stock) or series (in the case of Preferred Stock of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combinations: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

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Section 3. Certain Definitions. For the purposes of this Article VIII:

A. A "Person" shall mean any individual, firm, corporation or other entity.

B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than 12 V2.% of the voting power of the outstanding Voting Stock; or

(ii) if an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 12 'A% or more of the voting power of the then outstanding Voting Stock; or

(iii) if an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C. A person shall be a "beneficial owner" of any Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring holding, voting or disposing of any shares of Voting Stock.

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D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983.

F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned directly or indirectly, by the Corporation.

G. "Continuing Director" means any member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange — Listed Stock, or, if such stock is not quoted on the Composite Tape, on the New York Stock exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30- day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

I. "Institutional Voting Stock" shall mean any series of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

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J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Section 2 of this Article VIII shall include the shares of Common Stock and/or the shares of any series of outstanding Voting Stock retained by the holders of such shares.

Section 4. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to them after reasonable inquiry (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another (D) whether a series of Voting Stock is Institutional Voting Stock and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

Section 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article VIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

Section 6. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.

ARTICLE IX.

Limitation of Liability and Indemnification

Section 1. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This paragraph shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or modification of this paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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Section 2. Indemnification and Insurance.

A. Right to Indemnification of Directors, Officers and Employees. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitees heirs, executors and administrators; provided, however, that except as provided in paragraph B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

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B. Right of Indemnitee to Bring Suit. If a claim under paragraph A of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, By-Law, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation is authorized to enter into contracts of indemnification.

D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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E. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

ARTICLE X.

Amendment of Certificate of Incorporation

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing the provisions set forth in the last sentence of Article IV, and in Articles VI, VII and VIII may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved as specified in each thereof.

ARTICLE XI.

Incorporator

The name and mailing address of the incorporator of the Corporation is:

Tami D. Hansen
6500 N. Mineral Drive, Suite 200
Coeur d'Alene, ID 83815-9408

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the Delaware General Corporation Law, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 7th day of August 2006.

/s/ Tami D. Hansen Tami D. Hansen Incorporator

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State of Delaware Secretary of State Division of Corporations Delivered 07:46 PM 08/14/2006 FILED 07:18 PM 08/14/2006 SRV 060760795 - 4194766 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A JUNIOR
PARTICIPATING PREFERRED STOCK

Of

HECLA HOLDINGS INC.

Pursuant to Section 151(g) of the General Corporation law of the State of Delaware:

We, Phillips S Baker, Jr., President and Chief Executive Officer and Philip C. Wolf, Vice President and General Counsel and Secretary, of Hecla Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof,

DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on August 8, 2006, adopted the following resolution creating a series of 273,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock;

RESOLVED that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

I. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 273,000. Such number of shares may be increased or decreased by resolution of the board of directors; provided, that no decrease shall reduce the number of shares of Series a Preferred Stock to a number less than that of the shares then outstanding.

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II. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of C9ommon Stock and of any other junior stock, shall be entitled to receive, when as and if declared by the board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing o the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common Stock, par value $0.25 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series a Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any quarterly Dividend Payment Date and the net subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series a preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

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(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the quarterly Dividend Payment Date net preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue form the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such quarterly Dividend Payment Date, in either of which event such dividends shall begin to accrue and be cumulative from such quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

III. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of common Stock outstanding immediately after such event and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

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(C) Except as set forth herein holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

IV. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV purchase or otherwise acquire such shares at such time and in such manner.

(v) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(vi) Liquidation, Dissolution or Winding Up.Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), into a greater or lesser number of shares of Common Stock then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(vii) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares or Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which I the number of shares of common Stock that were outstanding immediately prior to such event.

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VIII.No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

IX.Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at leas two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 8th day of August 2006.

HECLA HOLDINGS INC. By: /s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr. President and CEO

[Corporate Seal] ATTEST:
/s/ Philip C. Wolf Philip C. Wolf Vice President, General Counsel And Secretary

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State of Delaware Secretary of State Division of Corporations Delivered 07:46 PM 08/14/2006 FILED 07:46 PM 08/14/2006 SRV 060760800 - 4194766 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Par Value $0.25 Per Share)

of

HECLA HOLDINGS INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

The undersigned, Philips S. Baker, Jr., President and Chief Executive Officer of HECLA HOLDINGS INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware and pursuant to Article IV of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation is authorized to issue from time to time shares of Preferred Stock, par value $0.25 per share, in one or more series and has authorized the creation of the series of Preferred Stock hereinafter provided for and has established the voting rights thereof and authorized, in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and Article III, Section 7 of the By-Laws, an Executive Committee of the Board of Directors to adopt, and said Executive Committee has adopted, the following resolution (which includes the voting powers of such series as authorized by the Board of Directors) creating a series of 2,300,000 shares of Preferred Stock, par value $0.25 per share, designated as Series B Cumulative Convertible Preferred Stock, as follows:

RESOLVED that pursuant to the authority expressly vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation, par value $0.25 per share, be and it hereby is, created, and that the designation and amount thereof and the voting powers preferences and relative, participating, operational and other special rights of the shares of such series, and the qualifications, limitation or restrictions thereof are as follows:

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Section 1. Number of Shares and Designation. Two million three hundred thousand (2,300,000) shares of the Preferred Stock, par value $0.25 per share, of the Corporation are hereby constituted as a series of the Preferred Stock designated as Series B Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock").

Section 2. Definitions. For purposes of the Convertible Preferred Stock, the following terms shall have the meanings indicated:

"Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such board of directors to perform any of its responsibilities with respect to the Convertible Preferred Stock.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

"Common Stock" shall mean the Common Stock of the Corporation, par value $0.25 per share.

"Constituent Person" shall have the meaning set forth in paragraph (E) of Section 7 hereof.

"Conversion Price" shall mean the conversion price per share of Common tock for which the Convertible Preferred Stock is convertible; as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial Conversion Price will be $15.55.

"Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite tape or, if such security is not listed or admitted for trading on the New York Stock Exchange ("NYSE"), on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of directors.

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"Dividend Payment Date" shall mean October 1, January 1, April 1 and July 1 in each year, commencing on October 1, 1993; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

"Dividend Periods" shall mean quarterly dividend periods commencing on October 1, January 1, April 1 and July 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include October 1, 1993).

"Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

"Issue Date" shall mean the first date on which shares of Convertible Preferred Stock are issued and sold.

"Junior Stock" shall mean the Common Stock, the Series A Preferred Shares and any other class or series of stock of the Corporation over which the Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Liquidation Preference" shall have the meaning set forth in paragraph (A) of Section 4 hereof.

"LYONS" shall mean the Corporation's outstanding Liquid Yield Option Notes due 2004.

"non-electing share" shall have the meaning set forth in paragraph (E) of Section 7 hereof.

"Parity Stock" shall mean any other class or series of stock of the Corporation which ranks on a parity with the Convertible Preferred Stock as to payment of dividends or in the distribution of the assets on any liquidation, dissolution or winding up of the Corporation.

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"Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Preferred Director— shall mean a director elected pursuant to paragraph (C) of Section 9 hereof.

"Redemption Date" shall have the meaning set forth in paragraph (C) of Section 5 hereof.

"Rights" shall mean the rights of the Corporation which are issuable under the Corporation's Rights Agreement dated as of May 19, 1986, a amended from time to time, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plans adopted in replacement of the Corporation's Rights Agreement.

"Securities" shall have the meaning set forth in paragraph (D) (iii) of Section 7 hereof.

"Series A Preferred Shares" shall mean the preferred stock of the Corporation, par value $0.25 per share, designated Series A Junior Participating Preferred Shares in the Certificate of Incorporation of the Corporation.

"set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any parity stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then during the period that any such funds remain in such account or with such agent, "set apart for payment" with respect to the Convertible Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

"Stated Value" shall have the meaning set forth in paragraph (A) of Section 4 hereof.

"Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading in any national securities exchange, on the National Market System of the NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

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"Transaction" shall have the meaning set forth in paragraph (E) of Section 7 hereof.

"Transfer Agent" shall mean American Stock Transfer & Trust Company or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Convertible Preferred Stock.

Section 3. Dividends.

(A) The holders of shares of the Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $3.50 per share of Convertible Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Dividend Periods there shall be assets of the corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on October 1, 1993. Each such dividend shall be payable in arrears to the holders of record and shares of the Convertible Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, which shall not be more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(B) The amount of dividends payable for each full Dividend Period for the Convertible Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial dividend Period, or any other period shorter or longer than a full dividend Period, on the Convertible Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Convertible Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Convertible Preferred Stock that may be in arrears.

(C) So long as any shares of the Convertible Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Convertible Preferred Stock and all dividends declared upon any parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Convertible Preferred Stock and accumulated and unpaid on such Parity Stock.

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(D) So long as any shares of the Convertible Preferred Stock are outstanding, no dividends (other than (i) the Rights and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case all accrued and unpaid dividends on all outstanding shares of the Convertible Preferred Stock and any Parity Stock shall have been paid or funds have been set apart for payment of such dividends for all past Dividend Periods with respect to the Convertible Preferred Stock and all past Dividend Periods with respect to such Parity Stock.

Section 4. Payments upon Liquidation.

(A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Convertible Preferred Stock shall be entitled to receive fifty dollars ($50) per share of Convertible Preferred Stock (the "Stated Value") plus an amount per share of Convertible Preferred Stock equal to all dividends (whether) or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Convertible Preferred Stock shall be insufficient to pay in full and Liquidation Preference and the Liquidation Preference on all other shares of any parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Convertible Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Convertible Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation, merger or business combination of the corporation with or into one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

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(B) Subject to the rights of the holders of Parity Stock, after payment shall have been made to the holders of the Convertible Preferred Stock, and to the fullest extent provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Convertible Preferred Stock shall not be entitled to share therein.

Section 5. Redemption at the Option of the Corporation.

(A) The shares of Convertible Preferred Stock shall be redeemable at the option of the Corporation, in whole, or, from time to time, in part, out of funds legally available for such purpose, at any time or after July 1, 1996, at the following redemption prices per share, if redeemed during the twelve-month period beginning July 1 of the year indicated below, plus, in each case, an amount equal to all dividends accrued and unpaid on the shares of Convertible Preferred Stock up to the date fixed for the redemption, upon giving notice as provided herein below:

Redemption Price
Year	Per Share
1996	$52.45
1997	52.10
1998	51.75
1999	51.40
2000	51.05
2001	50.70
2002	50.35
2003 and thereafter	50.00

(B) If fewer than all of the outstanding shares of Convertible Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

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(C) At least 30 days, but not more than 60 days, prior to the date fixed for the redemption of shares of Convertible Preferred Stock, a written notice shall be mailed in postage prepaid envelope to each holder of record of the shares of Convertible Preferred Stock to be redeemed, addressed to such holder at his or her post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, his or her certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date, such holder of shares of Convertible Preferred Stock to be redeemed shall present and surrender his or her certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof and such surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

From and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all dividends on the shares of Convertible Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including an amount equal to all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the corporation) on the books of the corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever; provided  however, in the case of the Redemption Date falling after a dividend payment record date and prior to the related Dividend Payment Date, the holders of Convertible Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares following such dividend payment record date.

At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including an amount equal to all accrued and unpaid dividends up to the Redemption Date) of the shares of Convertible Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company having a capital surplus and undivided profits aggregating not less than $50,000,000) in the borough of Manhattan, city and state of New York, or in any other city in which the corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of Convertible Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) shall specify the office of such bank or trust company as the place of payment of the redemption price and (iii) shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including an amount equal to all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of Convertible Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

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If a notice of redemption has been given pursuant to this section 5 and any holder of shares of Convertible Preferred Stock shall, prior to the close of business on the day preceding the Redemption Date, given written notice to the corporation pursuant to Section 7 below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 7 below), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 7 below, and any moneys set aside by the Corporation for the redemption of such shares of converted Convertible Preferred Stock shall revert to the general funds of the Corporation.

Section 6. Shares to Be Retired. All shares of Convertible Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares) shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. Conversion. Holders of shares of Convertible Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

(A) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Convertible Preferred Stock shall have the right, at his or her option, at any time after the Issue Date, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the aggregate Stated Value of such shares by the Conversion Price (as in effect on the date provided for in the last paragraph of paragraph (B) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (B) of this Section 7; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the date preceding the Redemption Date, unless the corporation shall default in making payment of the cash payable upon such redemption under Section 5 hereof. Certificates will be issued for the remaining shares of Convertible Preferred Stock in any case in which fewer than all of the shares of Convertible Preferred Stock represented by a certificate are converted.

(B) In order to exercise the conversion right, the holder of shares of Convertible Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Convertible Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in the form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

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Holders of shares of Convertible Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business one any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period, which shall be entitled to the benefit of such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Convertible Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

As promptly as practicable after the surrender of certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (C) of this Section 7.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock shall have been surrendered and such notice (and if applicable payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

10

(C) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered.

(D) The Conversion Price shall be adjusted from time to time as follows:

(i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (H) below) in the case of a dividend or distribution and shall become effective on the day next following the effective date in the case of a subdivision, combination or reclassification.

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(ii) If the Corporation shall issue after the Issue Date rights or warrants (in each case, other than the Rights) to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock or Securities which are convertible into Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (H) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by valuation of the Board of Directors.

(iii) If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding any cash dividends or distributions paid from profits or surplus of the Corporation or referred to in subparagraph (i) above or any stock, securities or other property received pursuant to paragraph 7(E) below) or rights or warrants (in each case, other than the Rights) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (H) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed to the holders of the Convertible Preferred Stock (assuming for purposes of this subparagraph (iii) that such shares of Convertible Preferred Stock have been converted) or reserved for distribution with each share of Common Stock delivered to a person converting a share of Convertible Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a share of Convertible Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

12

(iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends in securities of the Corporation. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/10 of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (D) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (D), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

(v) Anything in this paragraph (D) to the contrary not withstanding, no adjustment in the Conversion Price shall be required upon the issuance of any shares of Common Stock to holders of the LYONs, upon the conversion or redemption thereof, if any, in the case of any adjustment in the conversion rate for the LYONs, or in the case of any exchange of shares of Common Stock for LYONs.

13

(E) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (D) (i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Convertible Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), than for the purpose of this paragraph (E) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by the plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (E) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Convertible Preferred Stock that will contain provisions enabling the holders of the Convertible Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (E) shall similarly apply to successive Transactions.

14

(F) If:

(i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus and other than the Rights); or

(ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants (other than the Rights) to subscribe for or purchase any shares of any class or any other rights or warrants (other than the Rights); or

(iii) there shall be any reclassification of the Common Stock (other than an event to which subparagraph (D) (i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

(iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their address as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date on which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding p is expected to become effective, and the date on which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

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(G) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Convertible Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

(H) In any case in which paragraph (D) of this Section 7 provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (C) of this Section 7.

(I) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(J) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of Convertible Preferred Stock as determined by the Board of Directors.

(K) If the Corporation shall take any action affecting the Common Stock, other then action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Convertible Preferred Stock, the Conversion Price for the Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

16

(L) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this paragraph (L), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Corporation covenants that any shares of Common Stock issued upon conversion of the Convertible Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action that in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Convertible Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(M) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

17

Section 8. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

(A) prior to the Convertible Preferred Stock, as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributed upon liquidation, dissolution or winding up in preference or priority to the holders of Convertible Preferred Stock;

(B) on a parity with the Convertible Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Convertible Preferred Stock if the holders of such class of stock or series and the Convertible Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or Liquidation Preferences, without preference or priority one over the other; and

(C) junior to the Convertible Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or Series A Preferred Shares or if the holders of Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock or series.

Section 9. Voting. (A) Unless the affirmative vote of the holders of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of all of the outstanding shares of Convertible Preferred Stock, given in person or by proxy, by a vote at a meeting called for the purpose voting separately as a class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplement thereto (including any Certificate of Designations, Preferences and rights or any similar document relating to any series of Preferred Stock) which would materially adversely affect the preferences, rights, powers or privileges of the Convertible Preferred Stock; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or Parity Stock shall not be deemed to materially adversely affect the preferences, rights, powers or privileges of Convertible Preferred Stock.

18

(B) Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the outstanding shares of Convertible Preferred Stock and all other series of Parity Stock upon which such voting power shall have been conferred, given in person or by proxy, by a vote at a meeting called for the purpose at which the holders of shares of Convertible Preferred Stock and such Parity Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

(C) If at the time of any annual meeting of stockholders for the election of directors the Corporation shall be in default on preference dividends (as defined below) on the Convertible Preferred Stock and any other Parity Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Convertible Preferred Stock together with the holders of such other Parity Stock upon which such voting power shall have been conferred shall have the right at such meeting (and any subsequent meeting if such default shall continue to exist), voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two additional directors (the "Preferred Directors") of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Convertible Preferred Stock. Any Preferred Director may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Convertible Preferred Stock and Parity Stock with respect to which such a default shall exist, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of such stock as to which a default exists, called for the purpose. So long as a default in any preference dividends on such stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) pursuant to an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Convertible Preferred Stock and Parity Stock with respect to which such a default shall exist, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred director. Whenever a default in preference dividends shall no longer exist, the term of office of each Preferred Director shall terminate forthwith and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default on preference dividends" on the Convertible Preferred Stock or Parity Stock shall be deemed to exist whenever the equivalent of six quarterly dividends have not been declared and paid or set apart for payment, whether or not consecutive, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Convertible Preferred Stock or Parity Stock of each and every series then outstanding shall have been declared and paid or set apart for payment to the end of the last preceding dividend period.

19

(D) For purposes of the foregoing provisions of this Section 9, each share of Convertible Preferred Stock shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Convertible Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 10. Determinations by the Board of Directors. Any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Certificate of Designations, Preferences and Rights shall be final and binding on all stockholders (including holders of shares of Convertible Preferred Stock) of the Corporation.

Section 11. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be made under the seal of the Corporation and signed and attested by its duly authorized officers this 8th day of August 2006.

HECLA HOLDINGS INC. By: /s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr. President and CEO

[Corporate Seal] ATTEST:
By: /s/ Philip C. Wolf Philip C. Wolf Corporate Secretary

20

State of Delaware Secretary of State Division of Corporations Delivered 12:17 PM 11/06/2006 FILED 12:18 PM 11/06/2006 SRV 061015914 - 4194766 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HECLA HOLDINGS INC.

Pursuant to Section 242(b)(I) of the General Corporation Law of Delaware, the undersigned duly authorized officers of Hecla Holdings Inc., a Delaware corporation (the "Corporation"), do hereby depose, certify and say that the following amendment to the Certificate of Incorporation of Hecla Holdings Inc. has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware:

ARTICLE I.

Name

The name of the Corporation shall be HECLA MINING COMPANY.

In accordance with Section 222 of the General Corporation Law, notice of a special meeting was sent to the sole shareholder of the Corporation on October 23, 2006. The sole shareholder of the Corporation waived notice of a special meeting and voted in favor of the amendment.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Hecla Holdings Inc. has caused this Certificate of Amendment to be executed, acknowledged, filed and recorded with the Secretary of State in the State of Delaware.

/s/ Philip C. Wolf Philip C. Wolf Date Vice President	November 6, 2006 Date

1

STATE OF IDAHO	)
) ss.
County of Kootenai	)

On this 6th day of November 2006, before me, the undersigned, a Notary Public in and for the state of Idaho, personally appeared Philip C. Wolf, known or identified to me to be the Vice President of Hecla Holdings Inc., the officer who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written.

/s/ Tami D. Hansen Notary Public in and for the state of Idaho Residing at Otis Orchards, Washington My Commission Expires: 9/12/2009

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:16 PM 11/08/2006
FILED 01:16 PM 11/08/2006
SRV 061023685 - 4194766 FILE

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Hecla Mining Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.The name of the corporation is Hecla Mining Company.

2.That a Certificate of Amendment of Certificate of Incorporation of Hecla Holdings Inc. changing it's name to Hecla Mining Company was filed by the Secretary of State of Delaware on November 6, 2006, and that said Certificate of Amendment of Certificate of Incorporation of Hecla Mining Company requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.The inaccuracy or defect of said Certificate of Amendment of Certificate of Incorporation of Hecla Mining Company is that this document was not intended to be filed on November 6, 2006. The Certificate of Amendment of Certificate of Incorporation of Hecla Holdings Inc. is hereby rendered null and void.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 8th day of November 2006.

HECLA MINING COMPANY /s/ Philip C. Wolf Philip C. Wolf Vice President

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:25 PM 11/08/2006
FILED 02:22 PM 11/08/2006
SRV 061024511 - 4194766 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HECLA HOLDINGS INC.

Pursuant to Section 242(b)(1) of the General Corporation Law of Delaware, the undersigned duly authorized officers of Hecla Holdings Inc., a Delaware corporation (the "Corporation"), do hereby depose, certify and say that the following amendment to the Certificate of Incorporation of Hecla Holdings Inc. has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware:

ARTICLE I.

Name

The name of the Corporation shall be HECLA MINING COMPANY.

In accordance with Section 222 of the General Corporation Law, notice of a special meeting was sent to the sole shareholder of the Corporation on October 23, 2006. The sole shareholder of the Corporation waived notice of a special meeting and voted in favor of the amendment.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Hecla Holdings Inc. has caused this Certificate of Amendment to be executed, acknowledged, filed and recorded with the Secretary of State in the State of Delaware.

/s/ Philip C. Wolf Philip C. Wolf Vice President	November 8, 2006 Date

1

STATE OF IDAHO	)
) ss.
County of Kootenai	)

On this 8th day of November 2006, before me, the undersigned, a Notary Public in and for the state of Idaho, personally appeared Philip C. Wolf, known or identified to me to be the Vice President of Hecla Holdings Inc., the officer who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written.

/s/ Tami D. Hansen Notary Public in and for the state of Idaho Residing at Otis Orchards, Washington My Commission Expires: 9/12/2009

2

Exhibit 3.1
State of Delaware Secretary of State Division of Corporations Delivered 06:56 PM 12/14/2007 FILED 06:50 PM 12/14/2007 SRV 071327022 - 4194766 FILE

CERTIFICATE OF DESIGNATIONS OF

6.5% MANDATORY CONVERTIBLE PREFERRED STOCK

of

HECLA MINING COMPANY.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

The undersigned, Philip C. Wolf, Senior Vice President and General Counsel of Hecla Mining Company, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify that the Board of Directors of the Corporation (the "Board of Directors"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations (this "Certificate") and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the "Certificate of Incorporation"), the Board of Directors duly adopted the following resolutions:

RESOLVED, that, pursuant to Article IV of the Restated Certificate of Incorporation (which authorizes 5,000,000 shares of Preferred Stock, par value $0.25 per share (the "Preferred Stock")), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of new Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

(1)  Number and Designation. Two million twelve thousand five hundred (2,012,500) shares (including up to 262,500 shares subject to the underwriters' over-allotment option) of the Preferred Stock of the Corporation shall be designated as "6.5% Mandatory Convertible Preferred Stock" (the "Mandatory Convertible Preferred Stock").

(2)  Certain Definitions. As used in this Certificate, the following terms shall have the meanings defined in this Section 2:

"Affiliate" shall have the meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

"Agent Members" shall have the meaning set forth in Section 18(a).

"Applicable Market Value" means the average of the Closing Prices per share of Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the Mandatory Conversion Date or the Provisional Conversion Date, as applicable.

"Board of Directors" shall have the meaning set forth in the recitals.

"Business Day" means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

A "Cash Acquisition" will be deemed to have occurred at such time after the Issue Date that there is the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Corporation or any sale, lease or other transfer of the Corporation's and its subsidiaries' consolidated assets) or a series of related transactions or events pursuant to which 90% or more of the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, and more than 10% of the cash, securities or other property consists of cash, securities or other property that is not, or upon issuance shall not be, traded on the New York Stock Exchange or quoted on the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors).

"Cash Acquisition Conversion" shall have the meaning set forth in Section 10(a).

"Cash Acquisition Conversion Additional Conversion Amount" shall have the meaning set forth in Section l0(c)(ii).

"Cash Acquisition Conversion Date" means the effective date of any Cash Acquisition Conversion of Mandatory Convertible Preferred Stock pursuant to Section 10.

"Cash Acquisition Conversion Period" shall have the meaning set forth in Section 10(a).

"Cash Acquisition Conversion Rate" means the conversion rate set forth in the table below for the applicable Effective Date and the applicable Stock Price applicable to Cash Acquisition Conversions during the Cash Acquisition Conversion Period:

Stock Price on Effective Date
Effective Date	$2.00	$4.00	$6.00	$8.00	$9.70	$10.77	$11.83	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00
December 18, 2007	9.8651	9.2917	8.9006	8.6721	8.5568	8.5079	8.4715	8.4237	8.3988	8.3847	8.3769	8.3708	8.3717
January 1, 2009	10.1118	9.6760	9.2186	8.8966	8.7191	8.6408	8.5813	8.5014	8.4588	8.4338	8.4191	8.4045	8.4017
January 1, 2010	10.2320	10.1104	9.7159	9.2722	8.9747	8.8348	8.7269	8.5834	8.5107	8.4708	8.4493	8.4301	8.4266
January 1, 2011	10.3093	10.3093	10.3093	10.3093	10.3093	9.2876	8.4502	8.4502	8.4502	8.4502	8.4502	8.4502	8.4502

If the Stock Price falls between two Stock Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Cash Acquisition Conversion Rate shall be determined by straight-line interpolation between the Cash Acquisition Conversion Rates set forth for the higher and lower Stock Prices and Effective Dates, as applicable, based on a 365-day year.

If the Stock Price is in excess of $30.00 per share (subject to adjustment), then the Cash Acquisition Conversion Rate shall be the Minimum Conversion Rate. If the Stock Price is less than $2.00 per share (subject to adjustment), then the Cash Acquisition Conversion Rate shall be the Maximum Conversion Rate.

The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 15(c)(iii). The conversion rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 15.

"Cash Acquisition Dividend Make-Whole Amount" shall have the meaning set forth in Section 10(c)(i)(B).

"Cash Acquisition Notice" shall have the meaning set forth in Section 10(b). "Certificate" shall have the meaning set forth in the recitals.

"Closing Price" of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a)    the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b)    if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c)    if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d)    if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For the purposes of this Certificate, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

"Common Stock" as used in this Certificate means the Corporation's common stock, par value $0.25 per share, as the same exists at the date of filing of this Certificate relating to the Mandatory Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

"Conversion Date" shall have the meaning set forth in Section 4(d).

"Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

"Corporation" shall have the meaning set forth in the recitals.

"Current Market Price" per share of Common Stock on any date means for the purposes of determining an adjustment to the Fixed Conversion Rate:

(a) for purposes of adjustments pursuant to Section 15(a)(ii), Section 15(a)(iv)(A) in the event of an adjustment not relating to a Spin-Off, and Section 15(a)(v), the average of the Closing Prices over the five consecutive Trading Day period ending on the Trading Day preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(b) for purposes of adjustments pursuant to Section 15(a)(iv)(B) in the event of an adjustment relating to a Spin-Off, the average of the Closing Prices over the first ten consecutive Trading Days commencing on and including the fifth Trading Day following the Ex-Date for such distribution; and

(c) for purposes of adjustments pursuant to Section 15(a)(vi), the average of the Closing Prices over the five consecutive Trading Day period ending on the seventh Trading Day after the Expiration Date of the tender offer or exchange offer.

"Depositary" means DTC or its nominee or any successor appointed by the Corporation.

"Dividend Payment Date" means January 1, April 1, July 1, and October 1 of each year to and including the Mandatory Conversion Date.

"Dividend Period" means the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date, except that the initial Dividend Period will commence on and include the Issue Date and will end on and exclude the April 1, 2008 Dividend Payment Date.

"Dividend Rate" shall have the meaning set forth in Section 4. "DTC" means The Depository Trust Corporation.

"Early Conversion" shall have the meaning set forth in Section 9(a).

"Early Conversion Additional Conversion Amount" shall have the meaning set forth in Section 9(c).

"Early Conversion Date" shall have the meaning set forth in Section 9(b).

"Effective Date" shall have the meaning set forth in Section 10(a). "Exchange Property" shall have the meaning set forth in Section 15(e).

"Ex-Date" when used with respect to any issuance or distribution, means the first date on which shares of the Common Stock trade without the right to receive such issuance or distribution.

"Expiration Date" shall have the meaning set forth in Section 15(a)(vi). "Expiration Time" shall have the meaning set forth in Section 15(a)(vi).

"Fair Market Value" means the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors.

"Fixed Conversion Rates" means the Maximum Conversion Rate and the Minimum Conversion Rate.

"Global Preferred Share" shall have the meaning set forth in Section 18(a). "Global Shares Legend" shall have the meaning set forth in Section 18(a).

"Holder" means the person in whose name the shares of the Mandatory Convertible Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

"Initial Price" shall have the meaning set forth in Section 8(b)(ii).

"Issue Date" shall mean December 18, 2007, the original date of issuance of the Mandatory Convertible Preferred Stock.

"Junior Stock" means the Common Stock, our Series A Junior Participating Preferred Stock, $0.25 par value per share, and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation's liquidation, winding-up or dissolution.

"Liquidation Preference" means, as to the Mandatory Convertible Preferred Stock, $100.00 per share.

"Mandatory Conversion Additional Conversion Amount" shall have the meaning set forth in Section 8(d).

"Mandatory Conversion Date" means January 1, 2011.

"Mandatory Conversion Rate" shall have the meaning set forth in Section 8(b).

"Mandatory Convertible Preferred Stock" shall have the meaning set forth in Section 1.

"Material Transaction" means the purchase, acquisition, by lease, exchange, merger, consolidation, succession or other acquisition, in one transaction or a series of related transactions by the Corporation and/or any of its wholly-owned subsidiaries from the same seller, of assets or a business, the aggregate purchase price of which is equal to or exceeds $100,000,000.

"Maximum Conversion Rate" shall have the meaning set forth in Section 8(b)(iii).

"Maximum Provisional Conversion Rate" shall have the meaning set forth in the definition of "Provisional Conversion Rate."

"Minimum Conversion Rate" shall have the meaning set forth in Section 8(b)(i).

"Minimum Provisional Conversion Rate" shall have the meaning set forth in the definition of "Provisional Conversion Rate."

"Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

"Officer's Certificate" means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

"Parity Stock" means the Series B Cumulative Convertible Preferred Stock, $0.25 par value per share, and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation's liquidation, winding-up or dissolution.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

"Preferred Stock" shall have the meaning set forth in the recitals.

"Provisional Conversion Date" means the date fixed by the Board of Directors for the Provisional Conversion of the Mandatory Convertible Preferred Stock into shares of Common Stock, which will be no less than 45 nor more than 60 calendar days from the date of the written notice exercising such right.

"Provisional Conversion Rate" means the conversion rate set forth in the table below for the Applicable Market Value:

Applicable Market Value	Provisional Conversion Rate	Conversion Value (Applicable Market Value Multiplied by the Provisional Conversion Rate)
$2.00	19.2474 ("maximum provisional conversion rate")	$38.49
$4.00	13.7474	$54.99
$6.00	11.9141	$71.48
$8.00	10.9974	$87.98
$10.00	10.4974	$104.47
$12.00	10.0808	$120.97
$14.00	9.8189	$137.46
$16.00	9.6224	$153.96
$18.00	9.4696	$170.45
$20.00	9.3474	$186.95
$22.00	9.2474	$203.44
$24.00	9.1641	$219.94
$26.00	9.0936	$236.43
$28.00	9.0331	$252.93
$30.00	8.9808 ("minimum provisional conversion rate")	$269.42

The exact Applicable Market Value may not be set forth on the table, in which case the following rules shall apply.

If the Applicable Market Value is between two Applicable Market Values on the table, the Provisional Conversion Rate will be determined by straight-line interpolation between the Provisional Conversion Rates set forth for the higher and lower Applicable Market Values.

If the Applicable Market Value is in excess of $30.00 per share (subject to adjustment), then the Provisional Conversion Rate will be the Minimum Provisional Conversion Rate (subject to adjustment).

If the Applicable Market Value is less than $2.00 per share (subject to adjustment), then the Provisional Conversion Rate will be the Maximum Provisional Conversion Rate (subject to adjustment).

The Applicable Market Values set forth in the first column of the table will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are adjusted. The Adjusted Applicable Market Values will equal the Applicable Market Values applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Applicable Market Value adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted.

"Provisional Conversion Right" shall have the meaning set forth in Section 11(a).

"Record Date" means March 15, June 15, September 15, and December 15, immediately preceding the April 1, July 1, October 1, and January 1, respectively, Dividend Payment Date. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

"Record Holder" means a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on a Record Date.

"Reorganization Event" shall have the meaning set forth in Section 15(e).

"Restated Certificate of Incorporation" shall have the meaning set forth in the recitals.

"Senior Stock" means any class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation's liquidation, winding-up or dissolution.

"Share Cap" shall have the meaning set forth in Section 4A(e).

"Shelf Registration Statement" shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, as described under Section 4A(f).

"Spin-Off' means a dividend or other distribution of shares to all or substantially all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

"Stock Price" means the price paid per share of Common Stock in a Cash Acquisition. If the consideration paid consists only of cash, the Stock Price shall equal the amount of cash paid per share. In all other circumstances, the Stock Price shall be the average of the Closing Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day preceding the Effective Date.

"Threshold Appreciation Price" shall have the meaning set forth in Section 8(b)(i). "Trading Day" means a day on which the Common Stock:

(a)  is not suspended from trading on any U.S. national or regional securities exchange or association or over-the-counter market at the close of business; and

(b)  has traded at least once on the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

"Transfer Agent" shall initially mean American Stock Transfer & Trust Company, New York, New York, the Corporation's duly appointed transfer agent, registrar, and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

"Voting Rights Class" shall have the meaning set forth in Section 6(a)(i).

"Voting Rights Triggering Event" shall mean the failure of the Corporation to pay dividends on the Mandatory Convertible Preferred Stock with respect to six or more Dividend Periods (whether or not consecutive).

(3)   Ranking. The Mandatory Convertible Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation rank

(i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation's existing and future indebtedness.

(4)   Dividends. (a) Holders of shares of outstanding Mandatory Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 6.5% per share on the Liquidation Preference (the "Dividend Rate") (equivalent to $6.50 per annum per share).

Dividends shall be payable in arrears on each Dividend Payment Date (commencing on April 1, 2008) for the Dividend Period ending immediately prior to such Dividend Payment Date, to the Record Holders of Mandatory Convertible Preferred Stock on the Record Date applicable to such Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period(s) there shall have been funds of the Corporation legally available for the payment of such dividends. Accumulated dividends on shares of Mandatory Convertible Preferred Stock shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

Dividends payable for each full Dividend Period will be computed by dividing the Dividend Rate by four. Dividends payable for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months).

(b)    No dividend shall be declared or paid upon, or any sum or number of shares of the Common Stock set apart for the payment of dividends upon, any outstanding share of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid upon, or a sufficient sum or number of shares of Common Stock shall have been set apart for the payment of such dividend upon, all outstanding shares of Mandatory Convertible Preferred Stock.

(c)    Holders of shares of Mandatory Convertible Preferred Stock shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends.

(d)    Dividends on any share of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Cash Acquisition Conversion Date, the Early Conversion Date or Provisional Conversion Date (each, a "Conversion Date"), as applicable.

(e)    The Corporation shall disclose in its annual and quarterly reports on Form 10-K and Form 10-Q, respectively, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the amount of any accumulated and unpaid dividends on Mandatory Convertible Preferred Stock for Dividend Periods ending prior to the last date of the relevant quarterly or annual period as to which such report relates.

(4A)    Method of Payment of Dividends. (a) Subject to Section 4A(e), any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of accumulated and declared and unpaid dividends to the extent required to be paid pursuant to Section 8, Section 9, or Section 10), may be paid by the Corporation, as determined in the Corporation's sole discretion:

(i)    in cash;

(ii)           by delivery of shares of Common Stock; or

(iii)          through any combination of cash and shares of Common Stock.

(b)    Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in Common Stock by giving notice to Holders thereof of such election and the portion of such payment that shall be made in cash and the portion of such payment that shall be made in Common Stock no later than 10 Trading Days prior to the Dividend Payment Date for such dividend.

(c)    Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at 97% of the average of the Closing Prices per share of Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding:

    (i)    the applicable Dividend Payment Date, in respect of a dividend payable on any such date; or

(ii)    the Mandatory Conversion Date, the Early Conversion Date, or the Cash Acquisition Conversion Date, as applicable, in respect of a dividend payable on such date.

(d)    No fractional shares of Common Stock shall be delivered to Holders in payment or partial payment of a dividend. A cash adjustment shall be paid to each Holder that would otherwise be entitled to a fraction of a share of Common Stock based on the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the Dividend Payment Date for such dividend.

(e)    Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any regular dividend payment or any dividend payment made in connection with a conversion exceed a number equal to the total dividend payment divided by $1395 (this number of shares, the "Share Cap"), subject to adjustment in the same manner (but on an inversely proportional basis) as each Fixed Conversion Rate as set forth in Section 15. To the extent the Corporation does not deliver shares of Common Stock as a result of the Share Cap and the Corporation is legally able to do so, the Corporation shall, notwithstanding any notice by it to the contrary, pay the remaining declared and unpaid dividends in cash.

(f)    To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all sales of Common Stock have been resold thereunder and such time as all such shares are freely tradeable without registration. To the extent applicable, the Corporation shall also use its reasonable best efforts to have the shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

(5)   Payment Restrictions. (a) Unless all accumulated and unpaid dividends on
Mandatory Convertible Preferred Stock for all prior Dividend Periods shall have been paid in full, the Corporation shall not:

(i)    declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

(ii)    redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock, (B) the purchase of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock, or (C) the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees upon termination of employment or service with the Corporation or any of its subsidiaries;

(iii)    except as provided in Section 5(b), declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than (A) dividends or distributions in the form of Parity Stock or Junior Stock, (B) cash solely in lieu of fractional shares in connection with any such dividend or distribution, and (C) regular quarterly dividends on the Series B Cumulative Convertible Preferred Stock declared prior to the Issue Date and payable January 1, 2008; or

(iv)    redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

(b)            When dividends are not paid in full upon the shares of Mandatory Convertible Preferred Stock, all dividends declared on Mandatory Convertible Preferred Stock and any other Parity Stock shall be paid either:

(i)    pro rata so that the amount of dividends so declared on the shares of Mandatory Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Mandatory Convertible Preferred Stock and such class or series of Parity Stock bear to each other; or

(ii) on another basis that is at least as favorable to the Holders of Mandatory Convertible Preferred Stock entitled to receive such dividends.

(6)   Voting Rights. (a) The Holders of Mandatory Convertible Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Delaware law from time to time:

(i)    If and whenever at any time or times a Voting Rights Triggering Event occurs, then the Holders of shares of Mandatory Convertible Preferred Stock, voting separately as a single class with any Parity Stock having similar voting rights that are exercisable (the "Voting Rights Class"), shall be entitled at the Corporation's next regular or special meeting of shareholders of the Corporation to elect two additional directors to the Board of Directors. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii)    Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting at which any of such two directorships shall be vacant or expiring until such time as all dividends in arrears on the shares of Mandatory Convertible Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 6(a)(i) shall terminate. So long as the Corporation's Certificate of Incorporation provides for a classified board, such additional directors shall be elected for terms of one, two or three years so as to cause the number of directors in each class to be as nearly equal in number as possible.

(iii)    At any time when voting rights pursuant to Section 6(a)(i) shall have vested and be continuing in Holders of Mandatory Convertible Preferred Stock, or if a vacancy shall exist in the office of any such additional director, the Board of Directors may call, and, upon written request of the Holders of record of at least 25% of the outstanding shares of Mandatory Convertible Preferred Stock addressed to the chairman of the Board of Directors shall call, a special meeting of the holders of shares of the Voting Rights Class (voting separately as a single class with any Parity Stock having similar rights that are exercisable) for the purpose of electing the directors that such holders are entitled to elect. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 6(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of shareholders in which such case, the election of directors pursuant to Section 6(a)(i) shall be held at such annual meeting of shareholders.

(iv)    At any meeting at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than 50% in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of the Voting Rights Class constituting a majority of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(v)    Any director elected pursuant to the voting rights created under this Section 6(a) shall hold office until the next annual meeting of shareholders at which such director's class is being elected (unless such term has previously terminated pursuant to Section 6(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 6(a), or, if no such special meeting is called, at the next annual meeting of shareholders.

(vi)    So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Mandatory Convertible Preferred Stock and all other shares of the Voting Rights Class, voting separately as a single class, in person or by proxy, at an annual meeting of the Corporation's shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of Mandatory Convertible Preferred Stock so as to adversely affect the Holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock.

(vii)           In exercising the voting rights set forth in this Section 6(a), each share of Mandatory Convertible Preferred Stock and any other shares of the Voting Rights Class participating in the votes described above shall be in proportion to the liquidation preference of such share.

(b)    The Corporation may authorize, increase the authorized amount of, or issue any shares of any class or series of Parity Stock or Junior Stock, without the consent of the Holders of Mandatory Convertible Preferred Stock, and in taking such actions the Corporation shall not be deemed to have affected adversely the powers, preferences or rights of Holders of shares of Mandatory Convertible Preferred Stock.

(7)   Liquidation, Dissolution or Winding-Up. (a) In the event of any liquidation,winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder of Mandatory Convertible Preferred Stock shall be entitled to receive the Liquidation Preference plus an amount equal to accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation's creditors and distributions to holders of Senior Stock, and before any payment or distribution is made on any Junior Stock, including, without limitation, Common Stock.

(b)    Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c)    After the payment to the Holders of the shares of Mandatory Convertible Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Mandatory Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d)    If upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to the Liquidation Preference plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred stock and the Parity Stock will share equally and ratably in any distribution of the Corporation's assets in proportion to the respective liquidation preference and an amount equal to the accumulated and unpaid dividends to which such holders are entitled.

(8)   Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9, pursuant to an exercise of a Cash Acquisition Conversion right pursuant to Section 10 or pursuant to an exercise of the Provisional Conversion Right pursuant to Section 11) on the Mandatory Conversion Date, into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b)    The "Mandatory Conversion Rate" shall be as follows:

(i)    if the Applicable Market Value of the Common Stock is greater than $11.83 (the "Threshold Appreciation Price"), then the Mandatory Conversion Rate shall be equal to 8.4502 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the "Minimum Conversion Rate");

(ii)    if the Applicable Market Value of the Common Stock is less than or equal to the Threshold Appreciation Price but greater than or equal to $9.70 (the "Initial Price"), then the Mandatory Conversion Rate shall be equal to $100 divided by the Applicable Market Value of the Common Stock; or

(iii)    if the Applicable Market Value of the Common Stock is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 10.3093 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the "Maximum Conversion Rate").

(c)    The Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 15.

(d)    In addition to the number of shares of Common Stock issuable pursuant to this Section 8 at the Mandatory Conversion Rate, the Holders of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date shall have the right to receive an amount equal to all accumulated and declared and unpaid dividends on the Mandatory Convertible Preferred Stock, for the then-current Dividend Period ending on the Mandatory Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Holders of record as of a prior date).

In addition, if on the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable on such date, the Mandatory Conversion Rate will be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared ("Mandatory Conversion Additional Conversion Amount") divided by the average of the Closing Prices of the Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the Mandatory Conversion Date; provided, however, that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all of the additional shares as a result of the Share Cap, the Corporation shall not pay the remaining Mandatory Conversion Additional Conversion Amount in cash.

(9)   Early Conversion at the Option of the Holder. (a) Other than during a Cash Acquisition Conversion Period, the Holders of Mandatory Convertible Preferred Stock shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, at any time prior to the Mandatory Conversion Date ("Early Conversion"), into shares of Common Stock at the Minimum Conversion Rate.

(b)    In addition to the number of shares of Common Stock issuable pursuant to Section 9(a), with respect to each share of Mandatory Convertible Preferred Stock being converted, the converting Holder shall have the right to receive on the effective date of the Early Conversion (the "Early Conversion Date") all accumulated and declared and unpaid dividends for all prior Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Early Conversion Date (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Holders of record as of a prior date).

(c)    In addition, if on the Early Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable for such prior dividend periods, the Minimum Conversion Rate will be adjusted so that the converting Holder receives an additional number of shares of Common Stock equal to such amount of accumulated and unpaid dividends that have not been declared (the "Early Conversion Additional Conversion Amount"), divided by the average of the Closing Prices of the Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the Early Conversion Date; provided, however , that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all additional shares as a result of the Share Cap, the Corporation will not pay the remaining Early Conversion Additional Conversion Amount in cash. Except as described above, upon any Early Conversion of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on the Mandatory Convertible Preferred Stock.

(10)   Cash Acquisition Conversion. (a) If a Cash Acquisition occurs prior to the Mandatory Conversion Date, the Holders of the Mandatory Convertible Preferred Stock shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (such right of the Holders to convert their shares pursuant to this Section 10(a) being the "Cash Acquisition Conversion") during a period (the "Cash Acquisition Conversion Period") that begins on the effective date of such Cash Acquisition (the "Effective Date") and ends at 5:00 p.m., New York City time, on the date that is 15 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into shares of Common Stock at the Cash Acquisition Conversion Rate (as adjusted pursuant to Section 15).

(b)     On or before the twentieth calendar day prior to the anticipated Effective Date of the Cash Acquisition, a written notice (the "Cash Acquisition Notice") shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Corporation. Such notice shall state:

(i) the anticipated effective date of the Cash Acquisition;

(ii) that Holders shall have to right to effect a Cash Acquisition Conversion in connection with such Cash Acquisition during the Cash Acquisition Conversion Period;

(iii) the Cash Acquisition Conversion Period;

(iv) if the Corporation shall elect to pay any amount payable pursuant to Section 10(c) below in shares of Common Stock or a combination cash and shares of Common Stock, that the Corporation shall pay such amount payable in full in shares or in a combination of cash and shares of Common Stock (and if so, will specify the combination, which may be in percentage terms); and

(v) the instructions a Holder must follow to effect a Cash Acquisition Conversion in connection with such Cash Acquisition.

(c)    Upon any conversion pursuant to Section 10(a), in addition to issuing to the converting Holders the number of shares of Common Stock at the Cash Acquisition Conversion Rate, the Corporation shall:

(i)             (x)  pay the converting Holders in cash (or in the Corporation's sole discretion (subject to the Share Cap) in shares of Common Stock or a combination of cash and shares of Common Stock) to the extent the Corporation is legally permitted to do so, the sum of:

(A)    an amount equal to any accumulated and declared and unpaid dividends on shares of Mandatory Convertible Preferred Stock subject to such Cash Acquisition Conversion (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior date), and

(B)    the present value of all dividend payments on shares of Mandatory Convertible Preferred Stock subject to such Cash Acquisition Conversion for all remaining Dividend Periods from the Effective Date to but excluding the Mandatory Conversion Date (the "Cash Acquisition Dividend Make-Whole Amount") (the present value of the remaining future dividend payments shall be computed using a discount rate equal to 8.50%), or

(y)    increase the number of shares of Common Stock to be issued on conversion by a number equal to (A) the sum of any accumulated and declared and unpaid dividends and the Cash Acquisition Dividend Make-Whole Amount divided by (B) the Stock Price; and

(ii)    if the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable on the Effective Date, the Cash Acquisition Conversion Rate will be adjusted so that converting Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the "Cash Acquisition Conversion Additional Conversion Amount"), divided by the Stock Price; provided, however , that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all additional shares as a result of the Share Cap, the Corporation shall not pay the remaining Cash Acquisition Conversion Additional Conversion Amount in cash.

(11)     Provisional Conversion on the Provisional Conversion Date. (a) The Corporation may, at any time on or prior to July 1, 2008, at its option, cause the conversion of all, but not less than all, the outstanding shares of the Mandatory Convertible Preferred Stock into a number of shares of Common Stock equal to the Provisional Conversion Rate (subject to adjustment) (the "Provisional Conversion Right"); provided, however, that the Corporation may not elect to exercise its Provisional Conversion Right if, on or prior to July 1, 2008, the Corporation has completed a Material Transaction.

(b)    Each share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9 or pursuant to an exercise of a Cash Acquisition Conversion right pursuant to Section 10) on the Provisional Conversion Date, into a number of shares of Common Stock equal to the Provisional Conversion Rate.

(c)    The Corporation may elect to exercise the Provisional Conversion Right only if, in addition to issuing the number of shares of Common Stock equal to the Provisional Conversion Rate, the Corporation is then legally permitted to, and does, pay Holders an amount in cash equal to all accumulated and unpaid dividends (whether or not declared) on the Mandatory Convertible Preferred Stock for the then-current Dividend Period ending on the Provisional Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Holders of record as of a prior date). If the Corporation has not declared, or is unable to declare, all or any portion of such dividends, the Corporation shall not exercise the Provisional Conversion Right.

(d)    The Corporation may elect to deliver, in lieu of shares of Common Stock upon conversion, cash or any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion. The Corporation will deliver an amount of cash (if any) equal to (i) (x) the Provisional Conversion Rate minus (y) the number of shares of Common Stock the Corporation delivers (if any), multiplied by (ii) the Applicable Market Value.

(e)    If the Corporation elects to exercise the Provisional Conversion Right, it will send a written notice by first class mail to each Holder specifying, among other things, the Provisional Conversion Date, that all accrued and unpaid dividends in respect of the current and any prior Dividend Period for which such dividend has not been paid in full will be paid in full in cash, whether such conversion amount will be payable in full in shares of Common Stock or any combination of cash and shares of Common Stock and, if a combination, specifying the portions payable in cash and Common Stock (which may be in percentage terms). In addition, the Corporation will issue a press release containing such information and publish such information on its website; provided, however, that the failure to issue such press release or publish such information on the Corporation's website will not prevent or delay such conversion.

(12)   Conversion Procedures. (a) Upon a Mandatory Conversion pursuant to Section 8 on the Mandatory Conversion Date or upon a Provisional Conversion pursuant to Section 11 on the Provisional Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of Common Stock. The person or persons entitled to receive the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Mandatory Conversion Date or Provisional Conversion Date, as applicable. Except as provided under Section 15(c)(ii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date or Provisional Conversion Date, as applicable, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

(b)To effect an Early Conversion pursuant to Section 9, a Holder who:

(i)    holds a beneficial interest in a global share of Mandatory Convertible Preferred stock must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled and, if required, pay all taxes or duties, if any; or

(ii)    holds shares of Mandatory Convertible Preferred Stock in certificated form must:

(A)    complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of the conversion notice;

(B)    deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion Agent;

(C)    if required, furnish appropriate endorsements and transfer documents;

(D)    if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled; and

(E)    if required, pay all transfer or similar taxes, if any.

The Early Conversion Date will be the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable. Holders will not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if Holders exercise their conversion rights, but they will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. Certificates representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by Holders have been paid in full.

The person or persons entitled to receive the Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. No allowance or adjustment, except as set forth in Section 15, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to the applicable Early Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Mandatory Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected.

(c)    To effect a Cash Acquisition Conversion pursuant to Section 10, a Holder shall deliver to the Conversion Agent, no earlier than the Effective Date of the Cash Acquisition, and no later than 5:00 p.m., New York City time, on the date that is 15 calendar days after the Effective Date (as specified in the Cash Acquisition Notice), the certificate(s) (if such shares are held in certificated form) evidencing the shares of Mandatory Convertible Preferred Stock with respect to which the Cash Acquisition Conversion right is being exercised, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder's intention to convert early in connection with the Cash Acquisition containing the information set forth in Section 12(b) and providing the Corporation with payment instructions. For the avoidance of doubt, Holders of Mandatory Convertible Preferred Stock who do not submit their conversion notice during the Cash Acquisition Conversion Period shall not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the Cash Acquisition Conversion Rate or to receive the Cash Acquisition Dividend Make-Whole Amount.

The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Cash Acquisition Conversion Date. No allowance or adjustment, except as set forth in Section 15, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Cash Acquisition Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Mandatory Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that a Cash Acquisition Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Cash Acquisition Conversion the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Cash Acquisition Conversion was not effected.

(d)    Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Section 8, Section 9, Section 10 or Section 11, as applicable.

(e)    In the event that a Holder of shares of Mandatory Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Mandatory Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(13)    Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 13(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)    Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)    All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non- assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)    Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)    The Corporation hereby covenants and agrees that, if at any time the Common

Stock shall be listed on the New York Stock Exchange or any other U.S. national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock; provided, however , that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

(14)   Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Mandatory Convertible Preferred Stock.

(b)    In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 or a provisional conversion pursuant to Section 11 or a conversion at the option of the Holder pursuant to Section 9 or Section 10, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

(i)    in the case of a conversion pursuant to Section 8, a Cash Acquisition Conversion pursuant to Section 10 or a Provisional Conversion pursuant to Section 11, the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the Mandatory Conversion Date, Cash Acquisition Conversion Date or Provisional Conversion Date, as applicable; or

(ii)    in the case of an Early Conversion pursuant to Section 9, the Closing Price of the Common Stock on the second Trading Day immediately preceding the Early Conversion Date.

(c)    If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

(15)    Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i)    Stock Dividends and Distributions. If the Corporation issues Common Stock to all or substantially all of the holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be divided by a fraction:

(A)    the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B)    the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii)   Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants will be increased by multiplying such Fixed Conversion Rate by a fraction:

(A)    the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such rights or warrants, and

(B)    the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii)    Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A)    the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B)    the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv)   Debt or Asset Distribution. (A) If the Corporation distributes to all or substantially all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding (1) any dividend or distribution covered by Section 15(a)(i), (2) any rights or warrants covered by Section 15(a)(ii), (3) any dividend or distribution covered by Section 15(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 15(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

1.    the numerator of which is the Current Market Price, and

2.    the denominator of which is the Current Market Price minus the Fair Market Value on such date fixed for determination of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of Common Stock.

(B)    In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

1.    the numerator of which is the sum of the Current Market Price and the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock as of the fifteenth Trading Day after the Ex-Date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the average of the Closing Prices of such securities for the 10 consecutive Trading Day period ending on such fifteenth Trading Day), and

2.    the denominator of which is the Current Market Price.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any conversion period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the shares of Common Stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v)   Cash Distributions. If the Corporation distributes cash to all or substantially all holders of Common Stock, (1) any cash that is distributed in a Reorganization Event to which Section 15(e) applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation or (3) any consideration payable in as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

(A)    the numerator of which is the Current Market Price, and

(B)    the denominator of which is the Current Market Price minus the amount per share of such distribution.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that any distribution described in this clause (v) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

(vi)   Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule to or Registration Statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the "Expiration Date") will be multiplied by a fraction:

(A)    the numerator of which shall be equal to the sum of:

a.    the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date; and

b.    the product of the Current Market Price and the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the " Expiration Time") on the Expiration Date; and

(B)   the denominator of which shall be equal to the product of:

1.    the Current Market Price; and

2.    the number of shares of Common Stock outstanding immediately prior to the Expiration Time on the Expiration Date.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the Expiration Date. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii)    In cases where the Fair Market Value of assets (including cash), debt securities or certain rights, warrants or options to purchase securities of the Corporation as to which Section 15(a)(iv)(A) and Section 15(a)(v) apply, applicable to one share of Common Stock, distributed to stockholders equals or exceeds the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day before the Ex-Date for such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders of Mandatory Convertible Preferred Stock shall be entitled to receive upon conversion, in addition to a number of shares of Common Stock equal to the applicable conversion rate in effect on the applicable Conversion Date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted its shares of Mandatory Convertible Preferred Stock immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution calculated by multiplying the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution by the number of shares of Common Stock equal to the Minimum Conversion Rate in effect on the applicable Conversion Date.

(viii)   Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any Mandatory Convertible Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 15(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b)   Adjustment for Tax Reasons. The Corporation may make such increases in each
Fixed Conversion Rate, in addition to any other increases required by this Section 15, as the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the
Common Stock resulting from any dividend or distribution of the Corporation's shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c)   Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Stock Price.

(i)   All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided , that any adjustments which by reason of this Section 15(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends paid by the Corporation, the Fixed Conversion Rates shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates no later than March 15 of each calendar year; provided, further that on the earlier of the Mandatory Conversion Date, the Effective Date of a Cash Acquisition or the Provisional Conversion Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)    If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 15(a)(i), 15(a)(ii), 15(a)(iii), 15(a)(iv), 15(a)(v), 15(a)(vi) or 15(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 15(a)(i), 15(a)(ii), 15(a)(iii), 15(a)(iv), 15(a)(v), 15(a)(vi) or 15(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment; provided , that if such adjustment to the Fixed Conversion Rates is required to be made pursuant to the occurrence of any of the events contemplated by Sections 15(a)(i), 15(a)(ii), 15(a)(iii), 15(a)(iv), 15(a)(v), 15(a)(vi) or 15(b) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Fixed Conversion Rates. The Corporation shall make appropriate adjustments to the Closing Prices prior to the relevant Ex-Date used to calculate the Applicable Market Value to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates that become effective during the period in which the Applicable Market Value is being calculated. If:

(A)     the record date for a dividend or distribution on Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date, and

(B)    such dividend or distribution would have resulted in an adjustment of the number of shares issuable to the Holders of Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20 consecutive Trading Day period, then the Corporation shall deem the Holders of Mandatory Convertible Preferred Stock to be holders of record of Common Stock for purposes of that dividend or distribution. In this case, the Holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon the Mandatory Conversion Date.

(iii)    If an adjustment is made to the Minimum Conversion Rate pursuant to Sections 15(a)(i), 15(a)(ii), 15(a)(iii), 15(a)(iv), 15(a)(v), 15(a)(vi) or 15(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of "Cash Acquisition Conversion Rate." Such adjustment shall be made by multiplying each Stock Price included in such table by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to such adjustment and the denominator of which is the Minimum Conversion Rate immediately after such adjustment.

(iv)    No adjustment to the Fixed Conversion Rates shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment. In addition, the applicable Conversion Rate shall not be adjusted:

(A)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B)    upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date; or

(D)    for a change in the par value or no par value of the Common Stock.

(d)   Notice of Adjustment. Whenever the Fixed Conversion Rates are to be adjusted, the Corporation shall:

(i)    compute such adjusted Fixed Conversion Rates, Cash Acquisition Conversion Rates and Provisional Conversion Rates, and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth such adjusted Fixed Conversion Rates, Cash Acquisition Conversion Rates and Provisional Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii)    as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of Mandatory Convertible Preferred Stock of the occurrence of such event; and

(iii)    as soon as practicable following the determination of such adjusted Fixed Conversion Rates, Cash Acquisition Conversion Rates and Provisional Conversion Rates, provide, or cause to be provided, to the Holders of Mandatory Convertible Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rates, Cash Acquisition Conversion Rates and Provisional Conversion Rates was determined and setting forth such adjusted Fixed Conversion Rates, Cash Acquisition Conversion Rates and Provisional Conversion Rates.

(e)   Reorganization Events. In the event of

(i)    any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii)    any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii)    any reclassification of Common Stock into securities including securities other than Common Stock; or

(iv)    any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

(each, a "Reorganization Event"), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders of Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property (the "Exchange Property") that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event. For purposes of the foregoing, the type and amount of consideration that a Holder of Mandatory Convertible Preferred Stock would have been entitled to receive as a holder of Common Stock in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration determined based in part upon any form of shareholder election will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. In such event, on the applicable Conversion Date, the applicable conversion rate then in effect will be applied to determine the amount and value of securities, cash or property a holder of one share of Common Stock would have received in such transaction (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Conversion Date). The applicable Conversion Rate shall be determined based upon the Applicable Market Value of the Exchange Property.

For purposes of this Section 15(e), "Applicable Market Value" shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Section 15(e), the term "Closing Price" shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 15(e), references to Common Stock in the definition of "Trading Day" shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

The above provisions of this Section 15(e) shall similarly apply to successive Reorganization Events and the provisions of Section 15 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15(e).

(16)   Replacement Stock Certificates. (a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b)    The Corporation is not required to issue any certificates representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

(17)   Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be American Stock Transfer & Trust Company, New York, New York. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Mandatory Convertible Preferred Stock.

(18)    Form. (a) The Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form with the global legend (the "Global Shares Legend") as set forth on the form of Mandatory Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a "Global Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage ( provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders of the Mandatory Convertible Preferred Stock represented thereby with the Registrar, at its New York office as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 18(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 18, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of shares of the Mandatory Convertible Preferred Stock may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, this Certificate or the Restated Certificate of Incorporation. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Mandatory Convertible Preferred Stock, unless (x) the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a "clearing agency" registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Shares shall be exchanged in whole for definitive shares of Mandatory Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Mandatory Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.

(b)            (i)    An Officer shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation's bylaws and applicable law, by manual or facsimile signature.

(ii)    If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigns the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

(iii)    A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been countersigned under this Certificate. Each Global Preferred Share shall be dated the date of its countersignature.

(19)    Miscellaneous. (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 6500 North Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408 (Attention: General Counsel) or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate, or (ii) if to any Holder of the Mandatory Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Mandatory Convertible Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(b)    The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)     The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

HECLA MINING COMPANY

By:	/s/ Philip C. Wolf
Philip C. Wolf, Senior Vice President
and General Counsel

ATTEST:

/s/
Lewis E. Walde, VP-CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:33 PM 01/29/2009
FILED 09:33 PM 01/29/2009
SRV 090084825 - 4194766 FILE

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Hecla Mining Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Hecla Mining Company.

2.	That a Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock (Par Value $0.25 Per Share) of Hecla Mining Company (then known as Hecla Holdings Inc.) was filed by the Secretary of State of Delaware on August 14, 2006 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is:

Section 7(M) of the Certificate incorrectly repeats the phrase "payable in respect of any transfer involved in the issue or";

Section 9(B) inadvertently omitted the phrase "stock of the Corporation ranking prior to the Convertible".

4.	Section 7(M) of the Certificate is corrected to read in its entirety as follows:

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Convertible Preferred Stock pursuant hereto; vrovided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting any issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 9(B) of the Certificate is corrected to read in its entirety as follows:

Unless the affirmative vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the outstanding shares of Convertible Preferred Stock and all other series of Parity Stock upon which such voting power shall have been conferred, given in person or by proxy, by a vote at a meeting called for the purpose at which the holders of shares of Convertible Preferred Stock and such Parity Stock shall vote together as a single, class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

1

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 29th day of January , A.D. 2009.

By: /s/ Michael B. White Authorized Officer Name:Michael. B. White Print or Type Title: Secretary

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:33 PM 01/29/2009
FILED 09:34 PM 01/29/2009
SRV 090084827 - 4194766 FILE

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Hecla Mining Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Hecla Mining Company.

2.	That a Certificate of Designations of 6.5% Mandatory Convertible Preferred Stock of Hecla Mining Company was filed by the Secretary of State of Delaware on December 14, 2007 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is:

The first sentence of Section 15(a)(v) of the Certificate incorrectly omits the term "(excluding"; and

The last paragraph of Section 15(a)(vi) of the Certificate contains two typographical errors by referring to "the Company" instead of "the Corporation".

4.	The first sentence of Section 15(a)(v) of the Certificate is corrected to read in its entirety as follows:

Cash Distributions. If the Corporation distributes cash to all or substantially all holders of Common Stock, (excluding (1) any cash that is distributed in a Reorganization Event to which Section 15(e) applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation or (3) any consideration payable in as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

(A) the numerator of which is the Current Market Price, and

(B) the denominator of which is the Current Market Price minus the amount per share of such distribution.

5.	The last paragraph of Section 15(a)(vi) of the Certificate is corrected to read in its entirety as follows:

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

1

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 29th day of January, A.D. 2009.

By: /s/ Michael B. White Authorized Officer Name: Michael. B. White Print or Type Title: Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 08:54 PM 02/10/2009 FILED 08:36 PM 02/10/2009 SRV 090125698 - 4194766 FILE

CERTIFICATE OF DESIGNATIONS OF

12% CONVERTIBLE PREFERRED STOCK

of

HECLA MINING COMPANY.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

The undersigned, Michael B. White, Secretary of Hecla Mining Company, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify that the Board of Directors of the Corporation or an authorized committee thereof (the "Board of Directors"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations (this "Certificate") and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the "Certificate of Incorporation"), the Board of Directors duly adopted the following resolutions:

RESOLVED, that, pursuant to Article IV of the Restated Certificate of Incorporation (which authorizes 5,000,000 shares of Preferred Stock, par value $0.25 per share (the "Preferred Stock")), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of new Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

(1) Number and Designation. Four Hundred Thousand (400,000) shares of the Preferred Stock of the Corporation shall be designated as "12% Convertible Preferred Stock" the ("12% Convertible Preferred Stock").

(2) Certain Definitions. As used in this Certificate, the following terms shall have the meanings defined in this Section 2:

"12% Convertible Preferred Stock" shall have the meaning set forth in Section 1.

"Board of Directors" shall have the meaning set forth in the recitals.

"Business Day" means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

"Certificate" shall have the meaning set forth in the recitals.

"Change-of-Control" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (excluding any disposition in connection with a public offering or to widely dispersed institutional purchasers); (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires more than fifty percent (50%) of the voting equity of the Corporation; (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or (f) a transaction or series of transactions that constitutes or results in a "going private transaction" (as defined in Section 13(e) of the Securities Exchange Act of 1934, as amended and the regulations of the Commission issued thereunder).

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"Closing Price" of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a) the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b) if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over- the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d) if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For the purposes of this Certificate, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

"Common Stock" as used in this Certificate means the Corporation's common stock, par value $0.25 per share, as the same exists at the date of filing of this Certificate relating to the 12% Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

"Conversion Date" shall have the meaning set forth in Section 4(d).

"Conversion Price" shall mean the conversion price per share of Common Stock for which the 12% Convertible Preferred Stock is convertible, as such Conversion Price may be adjusted as provided herein. The initial Conversion Price will be $1.74.

"Conversion Rate" shall have the meaning set forth in Section 8 hereof.

"Convertible Preferred Stock" shall have the meaning set forth in the Credit Agreement.

"Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

"Corporation" shall have the meaning set forth in the recitals.

"Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of April 16, 2008 (as amended, supplemented or otherwise modified from time to time), of the Corporation.

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"Current Market Price" per share of Common Stock on any date means for the purposes of determining an adjustment to the Conversion Rate:

(a) for purposes of adjustments pursuant to Section 12(a)(ii), Section 12(a)(iv)(A) in the event of an adjustment not relating to a Spin-Off, and Section 12(a)(v), the average of the Closing Prices over the five consecutive Trading Day period ending on the Trading Day preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(b) for purposes of adjustments pursuant to Section 12(a)(iv)(B) in the event of an adjustment relating to a Spin-Off, the average of the Closing Prices over the first ten consecutive Trading Days commencing on and including the fifth Trading Day following the Ex-Date for such distribution; and

(c) for purposes of adjustments pursuant to Section 12(a)(vi), the average of the Closing Prices over the five consecutive Trading Day period ending on the seventh Trading Day after the Expiration Date of the tender offer or exchange offer.

"Dividend Payment Date" means January 1, April 1, July 1, and October 1 of each year.

"Dividend Period" means the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date, except that the initial Dividend Period will commence on and include the Share Specific Issue Date and will end on and exclude the next Dividend Payment Date.

"Dividend Rate" shall have the meaning set forth in Section 4.

"Exchange Property" shall have the meaning set forth in Section 12(e).

"Ex-Date" when used with respect to any issuance or distribution, means the first date on which shares of the Common Stock trade without the right to receive such issuance or distribution.

"Expiration Date" shall have the meaning set forth in Section 12(a)(vi).

"Expiration Time" shall have the meaning set forth in Section 12(a)(vi).

"Fair Market Value" means the fair market value as reasonably determined in good faith by the Board of Directors.

"Holder" means the person in whose name the shares of the 12% Convertible Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of 12% Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

"Issue Date" shall mean February 10, 2009, the first date of issuance of the 12% Convertible Preferred Stock.

"Junior Stock" means the Common Stock, the Series A Junior Participating Preferred Stock, $0.25 par value per share, and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the 12% Convertible Preferred Stock as to dividend rights or rights upon the Corporation's liquidation, winding-up or dissolution.

"Liquidation Preference" means, as to the 12% Convertible Preferred Stock, $100.00 per share.

"Loans" shall have the meaning as set forth in the Credit Agreement.

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"Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

"Officer's Certificate" means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

"Parity Stock" means the Series B Cumulative Convertible Preferred Stock, $0.25 par value per share, the 6.5% Mandatory Convertible Preferred Stock, $0.25 par value per share, any subsequent issuance of Convertible Preferred Stock pursuant to the Credit Agreement, and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the 12% Convertible Preferred Stock as to dividend rights or rights upon the Corporation's liquidation, winding-up or dissolution.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

"Preferred Stock" shall have the meaning set forth in the recitals.

"Record Date" means March 15, June 15, September 15, and December 15, immediately preceding the April 1, July 1, October 1, and January 1, respectively, Dividend Payment Date. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

"Record Holder" means a Holder of record of the 12% Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on a Record Date.

"Redemption Date" shall have the meaning set forth in Section 9 hereof.

"Reorganization Event" shall have the meaning set forth in Section 12(e).

"Restated Certificate of Incorporation" shall have the meaning set forth in the recitals.

"Senior Stock" means any class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank senior to the 12% Convertible Preferred Stock as to dividend rights or rights upon the Corporation's liquidation, winding-up or dissolution.

"Share Specific Issuance Date" shall have the meaning set forth in Section 4 hereof.

"Shelf Registration Statement" shall mean a shelf registration statement filed with the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act of 1933, as amended.

"Spin-Off' means a dividend or other distribution of shares to all or substantially all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

"Trading Day" means a day on which the Common Stock:

(d) is not suspended from trading on any U.S. national or regional securities exchange or association or over-the-counter market at the close of business; and

(e) has traded at least once on the U.S. national or regional securities exchange or association or over- the-counter market that is the primary market for the trading of the Common Stock.

"Transfer Agent" shall initially mean American Stock Transfer and Trust Company, the Corporation's duly appointed transfer agent, registrar, and conversion and dividend disbursing agent for the 12% Convertible Preferred Stock.

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"Voting Rights Class" shall have the meaning set forth in Section 6 hereof.

"Voting Rights Triggering Event" shall mean the failure of the Corporation to pay dividends on the 12% Convertible Preferred Stock with respect to six or more Dividend Periods (whether or not consecutive).

(3) Ranking. The 12% Convertible Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation rank (i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation's existing and future indebtedness.

(4) Dividends. (a) Holders of shares of outstanding 12% Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, out of funds of the Corporation legally available therefor, cumulative dividends at the rate (the "Dividend Rate") per annum of 12% per share on the sum of the Liquidation Preference plus all accrued and unpaid dividends thereon from and including the date such particular shares of 12% Convertible Preferred Stock were first issued by the Company (the "Share Specific Issue Date"). The initial issuance of shares of 12% Convertible Preferred Stock will occur as of February 10, 2009 and subsequent issuances are contemplated each July 1 and January 1 thereafter during the term of the Credit Agreement. The Dividend Rate on accrued but unpaid dividends shall be compounded quarterly on January 1, April 1, July 1 and October 1 of each year.

Dividends shall be payable in arrears on each Dividend Payment Date (commencing on the first Dividend Payment Date) for the Dividend Period ending immediately prior to such Dividend Payment Date to the Record Holders of 12% Convertible Preferred Stock on the Record Date applicable to such Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Share Specific Issue Date, whether or not in any Dividend Period(s) there shall have been funds of the Corporation legally available for the payment of such dividends.

Dividends payable for each full Dividend Period will be computed by dividing the Dividend Rate by four. Dividends payable for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months).

(b) No dividend shall be declared or paid upon any outstanding share of 12% Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid upon all outstanding shares of 12% Convertible Preferred Stock.

(c) Holders of shares of 12% Convertible Preferred Stock shall not be entitled to any dividends on the 12% Convertible Preferred Stock in excess of full cumulative dividends.

(d) Dividends on any share of 12% Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the date of its conversion (the "Conversion Date") to Common Stock pursuant to this Certificate or the Redemption Date (provided the Corporation has not defaulted on paying the redemption price on the Redemption Date).

(e) The Corporation shall disclose in its annual and quarterly reports on Form 10-K and Form 10-Q, respectively, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the amount of any accumulated and unpaid dividends on 12% Convertible Preferred Stock for Dividend Periods ending prior to the last date of the relevant quarterly or annual period as to which such report relates.

(f) Each payment of a declared dividend on the 12% Convertible Preferred Stock shall be made in cash.

(5)Payment Restrictions. (a) Unless all accumulated and unpaid dividends on 12% Convertible Preferred Stock for all prior Dividend Periods shall have been paid in full, the Corporation shall not:

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(i) declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

(ii) redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock, (B) the purchase of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock, or (C) the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees upon termination of employment or service with the Corporation or any of its subsidiaries;

(iii) except as provided in Section 5(b), declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than (A) dividends or distributions in the form of Parity Stock or Junior Stock or (B) cash solely in lieu of fractional shares in connection with any such dividend or distribution; or

(iv) redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

(b) When dividends are not paid in full upon the shares of 12% Convertible Preferred Stock, all dividends declared on 12% Convertible Preferred Stock and any other Parity Stock shall be paid either:

(i) pro rata so that the amount of dividends so declared on the shares of 12% Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of 12% Convertible Preferred Stock and such class or series of Parity Stock bear to each other; or

(ii) on another basis that is at least as favorable to the Holders of 12% Convertible Preferred Stock entitled to receive such dividends.

(6) Voting Rights. (a) The Holders of 12% Convertible Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Delaware law from time to time:

(i) If and whenever at any time or times a Voting Rights Triggering Event occurs, then the Holders of shares of 12% Convertible Preferred Stock, voting separately as a single class with any Parity Stock having similar voting rights that are exercisable (the "Voting Rights Class"), shall be entitled at the Corporation's next regular or special meeting of shareholders of the Corporation to elect two additional directors to the Board of Directors. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii) Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting at which any of such two directorships shall be vacant or expiring until such time as all dividends in arrears on the shares of 12% Convertible Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 6(a)(i) shall terminate. So long as the Corporation's Certificate of Incorporation provides for a classified board, such additional directors shall be elected for terms of one, two or three years so as to cause the number of directors in each class to be as nearly equal in number as possible.

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(iii) At any time when voting rights pursuant to Section 6(a)(i) shall have vested and be continuing in Holders of 12% Convertible Preferred Stock, or if a vacancy shall exist in the office of any such additional director, the Board of Directors may call, and, upon written request of the Holders of record of at least 25% of the outstanding shares of 12% Convertible Preferred Stock addressed to the chairman of the Board of Directors shall call, a special meeting of the holders of shares of the Voting Rights Class (voting separately as a single class with any Parity Stock having similar rights that are exercisable) for the purpose of electing the directors that such holders are entitled to elect. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 6(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of shareholders in which such case, the election of directors pursuant to Section 6(a)(i) shall be held at such annual meeting of shareholders.

(iv) At any meeting at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than 50% in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of the Voting Rights Class constituting a majority of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(v) Any director elected pursuant to the voting rights created under this Section 6(a) shall hold office until the next annual meeting of shareholders at which such director's class is being elected (unless such term has previously terminated pursuant to Section 6(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 6(a), or, if no such special meeting is called, at the next annual meeting of shareholders.

(vi) So long as any shares of 12% Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of 12% Convertible Preferred Stock and all other shares of the Voting Rights Class, voting separately as a single class, in person or by proxy, at an annual meeting of the Corporation's shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of 12% Convertible Preferred Stock so as to adversely affect the Holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock.

(vii) In exercising the voting rights set forth in this Section 6(a), each share of 12% Convertible Preferred Stock and any other shares of the Voting Rights Class participating in the votes described above shall be in proportion to the liquidation preference of such share.

(b) The Corporation may authorize, increase the authorized amount of, or issue any shares of any class or series of Parity Stock or Junior Stock, without the consent of the Holders of 12% Convertible Preferred Stock, and in taking such actions the Corporation shall not be deemed to have affected adversely the powers, preferences or rights of Holders of shares of 12% Convertible Preferred Stock.

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(7) Liquidation, Dissolution or Winding-Up. (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder of 12% Convertible Preferred Stock shall be entitled to receive the Liquidation Preference plus an amount equal to accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation's creditors and distributions to holders of Senior Stock, and before any payment or distribution is made on any Junior Stock, including, without limitation, Common Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the Holders of the shares of 12% Convertible Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of 12% Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) If upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to the Liquidation Preference plus an amount equal to accumulated and unpaid dividends of the 12% Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the 12% Convertible Preferred stock and the Parity Stock will share equally and ratably in any distribution of the Corporation's assets in proportion to the respective liquidation preference and an amount equal to the accumulated and unpaid dividends to which such holders are entitled.

(8) Conversion. Holders of shares of 12% Convertible Preferred Stock shall have the right to convertall or a portion of such shares into shares of Common Stock, as follows:

(a) Subject to and upon compliance with the provisions of this Section 8, a holder of shares of 12% Convertible Preferred Stock shall have the right, at his or her option, at any time after the Issue Date, to convert such shares into the number of fully paid and nonassessable shares of Common Stock obtained by dividing the sum of the aggregate Liquidation Preference of such shares plus all accrued and unpaid dividends thereon by the Conversion Price (such number of shares, the "Conversion Rate") by surrendering such shares to be converted as provided herein; provided, however, that the right to convert shares called for redemption shall terminate at the close of business on the date preceding the Redemption Date, unless the corporation shall default in making payment of the cash payable upon such redemption. Certificates will be issued for the remaining shares of 12% Convertible Preferred Stock in any case in which fewer than all of the shares of 12% Convertible Preferred Stock represented by a certificate are converted.

(b) In order to exercise the conversion right, the holder of shares of 12% Convertible Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert 12% Convertible Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 12% Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in the form reasonably satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(c) Holders of shares of 12% Convertible Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of 12% Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of 12% Convertible Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of 12% Convertible Preferred Stock for conversion, but such dividend amount shall not be deemed accumulated and unpaid for purposes of calculating the conversion hereunder. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

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(d) As promptly as practicable after the surrender of certificates for shares of 12% Convertible Preferred Stock as aforesaid, the Corporation shall issue and deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in this Section 8.

(e) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 12% Convertible Preferred Stock shall have been surrendered and such notice (and if applicable payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

(f) In the event that a Holder of shares of 12% Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such 12% Convertible Preferred Stock should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such 12% Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(9) Redemption.

(a) The Corporation shall redeem all outstanding 12% Convertible Preferred Stock on February 10, 2014, at a price equal to the sum of 100% of the Liquidation Preference plus all accumulated and unpaid dividends thereon, from and including the Share Specific Issue Date.

(b) Upon the occurrence of a Change-of-Control of the Corporation, shares of the 12% Convertible Preferred Stock shall be redeemable at the option of a Holder thereof at a price equal to 101% of the Liquidation Preference plus all accumulated and unpaid dividends thereon, from and including the Share Specific Issue Date, by delivery of a notice to the Corporation that the Holder elects to have the Corporation redeem all or a portion of its shares of 12% Convertible Preferred Stock in accordance with Section 9(b) hereof. Upon its receipt of the Holder's notice referred to in the immediately preceding sentence, the Corporation shall set a Redemption Date as soon as practicable (and notify the Holder thereof in the manner provided in Section 9(e) hereof, except that the Corporation shall so notify the Holder within 10 days from the Corporation's receipt of the Holder's notice); provided that in any event the Corporation shall not set such Redemption Date for a date that is later than the earlier of (i) 10 days prior to the Change-of-Control or, if such Change-of-Control was not authorized by the Corporation's Board of Directors at least 15 days prior to the Change-of-Control, as soon as is practicable prior to the Change-of-Control, or (ii) 30 days from the receipt of the Corporation of the Holder's notice. The Corporation shall provide the Holders notice of the Change-of-Control at least 45 days prior to the Change-of-Control or, if such time frame is not practicable under the circumstances, as soon as is practicable.

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(c) Subject to the immediately succeeding sentence, the shares of 12% Convertible Preferred Stock shall be redeemable at the option of the Corporation, in whole, or, from time to time, in part, out of funds legally available for such purpose, at any time, as follows:

(i) from February 10, 2009 through March 31, 2011, at a price equal to 103% of the sum of the Liquidation Preference plus all accumulated and unpaid dividends thereon, from and including the Share Specific Issue Date;

(ii) from April 1, 2011 through March 31, 2012, at a price equal to 102% of the sum of the Liquidation Preference plus all accumulated and unpaid dividends thereon, from and including the Share Specific Issue Date;

(iii) from April 1, 2012 through March 31, 2013, at a price equal to 101% of the sum of the Liquidation Preference plus all accumulated and unpaid dividends thereon, from and including the Share Specific Issue Date; and

(iv) from April 1, 2013 and thereafter, at a price equal to 100% of the sum of the Liquidation Preference plus all accumulated and unpaid dividends thereon, from and including the Share Specific Issue Date;

Notwithstanding the foregoing sentence, the Corporation shall not have the right to redeem the 12% Convertible Preferred Shares pursuant to the foregoing sentence in the event that any Loans under the Credit Agreement are then outstanding.

(d) If fewer than all of the outstanding shares of 12% Convertible Preferred Stock are to be redeemed pursuant to Section 9(c) hereof, the number of shares to be so redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

(e) At least 45 days, but not more than 75 days, prior to the date fixed for the redemption of shares of 12% Convertible Preferred Stock, a written notice shall be mailed in postage prepaid envelope to each holder of record of the shares of 12% Convertible Preferred Stock to be redeemed, addressed to such holder at his or her post office address as shown on the records of the Corporation, notifying such holder that its shares are subject to redemption, stating the date fixed for redemption thereof (the "Redemption Date"), and calling upon such holder to surrender to the Corporation, on the Redemption Date at the place designated in such notice, his or her certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Redemption Date, such holder of shares of 12% Convertible Preferred Stock to be redeemed shall present and surrender his or her certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof and such surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

From and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all dividends on the shares of Convertible Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (including an amount equal to all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever; provided however, in the case of the Redemption Date falling after a dividend payment record date and prior to the related Dividend Payment Date, the holders of Convertible Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares following such dividend payment record date, but such dividend amount shall not be deemed accumulated and unpaid for purposes of calculating the redemption price hereunder.

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At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including an amount equal to all accrued and unpaid dividends up to the Redemption Date) of the shares of 12% Convertible Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company having a capital surplus and undivided profits aggregating not less than $50,000,000) in the borough of Manhattan, city and state of New York, or in any other city in which the corporation at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of shares of 12% Convertible Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) shall specify the office of such bank or trust company as the place of payment of the redemption price and (iii) shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including an amount equal to all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such shares of 12% Convertible Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

If a notice of redemption has been given pursuant to this section 9 and any holder of shares of 12% Convertible Preferred Stock shall, prior to the close of business on the day preceding the Redemption Date, given written notice to the corporation pursuant to Section 8 above of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 8 above), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 8 above, and any moneys set aside by the Corporation for the redemption of such shares of converted 12% Convertible Preferred Stock shall revert to the general funds of the Corporation.

(10) Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of 12% Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 12% Convertible Preferred Stock then outstanding. For purposes of this Section 10(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 12% Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(a) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of 12% Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(b) All shares of Common Stock delivered upon conversion of the 12% Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 12% Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. Without limiting the foregoing, the Corporation hereby covenants and agrees that it shall use its reasonable best efforts to (i) file as soon as practicable (but in any event within 90 days of the Issue Date) a Shelf Registration Statement with respect to the resale of Common Stock issuable upon conversion of the 12% Convertible Preferred Stock, (ii) cause such registration statement to become effective within 180 days of the Issue Date, and (iii) maintain the effectiveness of such registration statement until the earlier of such time as all such shares are freely tradable by the holders thereof without registration or two years from the date in which all Holders of the 12% Convertible Preferred Stock will have exercised their conversion rights with respect to all of their shares and have been issued Common Stock in connection therewith; provided that, if the Corporation is not eligible to register the resale of shares by a Holder on Form S-3, at a Holder's request, registration shall be effected on Form S-1 (or any applicable successor form).

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(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other U.S. national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the 12% Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of 12% Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the 12% Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

(11) Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of 12% Convertible Preferred Stock.

(a) In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Section 8, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock on the second Trading Day immediately preceding the Conversion Date.

(b) If more than one share of the 12% Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the 12% Convertible Preferred Stock so surrendered.

(12) Anti-Dilution Adjustments to the Conversion Rate. (a) The Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues Common Stock to all or substantially all of the holders of Common Stock as a dividend or other distribution, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be divided by a fraction:

(A) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to the Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

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(ii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants will be increased by multiplying the Conversion Rate by a fraction:

(A) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such rights or warrants, and

(B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, the Fair Market Value thereof). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, the Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Corporation distributes to all or substantially all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding (1) any dividend or distribution covered by Section 12(a)(i), (2) any rights or warrants covered by Section 12(a)(ii), (3) any dividend or distribution covered by Section 12(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 12(a)(iv) (B) apply), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

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1. the numerator of which is the Current Market Price, and

2. the denominator of which is the Current Market Price minus the Fair Market Value on such date fixed for determination of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of Common Stock.

(B) In the case of a Spin-Off, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

1. the numerator of which is the sum of the Current Market Price and the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock as of the fifteenth Trading Day after the Ex- Date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the average of the Closing Prices of such securities for the 10 consecutive Trading Day period ending on such fifteenth Trading Day), and

2. the denominator of which is the Current Market Price.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to the Conversion Rate is required under this clause (iv) during any conversion period in respect of shares of 12% Convertible Preferred Stock that have been tendered for conversion, delivery of the shares of Common Stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v) Cash Distributions. If the Corporation distributes cash to all or substantially all holders of Common Stock, (excluding any (1) any cash that is distributed in a Reorganization Event to which Section 12(e) applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation or (3) any consideration payable in as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

(A) the numerator of which is the Current Market Price, and

(B) the denominator of which is the Current Market Price minus the amount per share of such distribution.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Rate which would then be in effect if such distribution had not been declared.

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(vi) Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or Registration Statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the "Expiration Date") will be multiplied by a fraction:

(A) the numerator of which shall be equal to the sum of:

a. the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date; and

b. the product of the Current Market Price and the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the " Expiration Time") on the Expiration Date; and

(B) the denominator of which shall be equal to the product of:

1. the Current Market Price; and

2. the number of shares of Common Stock outstanding immediately prior to the Expiration Time on the Expiration Date.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to the Conversion Rate is required pursuant to this clause (vi) during any settlement period in respect of shares of 12% Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) In cases where the Fair Market Value of assets (including cash), debt securities or certain rights, warrants or options to purchase securities of the Corporation as to which Section 12(a)(iv)(A) and Section 12(a)(v) apply, applicable to one share of Common Stock, distributed to stockholders equals or exceeds the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day before the Ex-Date for such distribution, rather than being entitled to an adjustment in the Conversion Rate, Holders of 12% Convertible Preferred Stock shall be entitled to receive upon conversion, in addition to a number of shares of Common Stock equal to the applicable conversion rate in effect on the applicable Conversion Date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted its shares of 12% Convertible Preferred Stock immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution calculated by multiplying the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution by the number of shares of Common Stock equal to the Conversion Rate in effect on the applicable Conversion Date.

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(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any 12% Convertible Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in
Section 12(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 12, as the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation's shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to the Conversion Rate.

(c) Calculation of Adjustments. (i) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this Section 12(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the Conversion Rate in connection with cash dividends paid by the Corporation, the Conversion Rate shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Conversion Rates no later than March 15 of each calendar year; provided, further that on the Conversion Date adjustments to the Conversion Rate shall be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(i) No adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment. In addition, the applicable Conversion Rate shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date; or

(D) for a change in the par value or no par value of the Common Stock.

(d) Notice of Adjustment. Whenever the Conversion Rates are to be adjusted, the Corporation shall:

(i) compute such adjusted Conversion and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of 12% Convertible Preferred Stock of the occurrence of such event; and

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(iii) as soon as practicable following the determination of such adjusted Conversion Rate, provide, or cause to be provided, to the Holders of 12% Convertible Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth such adjusted Conversion Rate.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Stock into securities including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

(each, a "Reorganization Event"), each share of 12% Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders of 12% Convertible Preferred Stock, become convertible into the kind of securities, cash and other property (the "Exchange Property") that such Holder would have been entitled to receive if such Holder had converted its 12% Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event. For purposes of the foregoing, the type and amount of consideration that a Holder of 12% Convertible Preferred Stock would have been entitled to receive as a holder of Common Stock in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration determined based in part upon any form of shareholder election will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

The above provisions of this Section 12(e) shall similarly apply to successive Reorganization Events and the provisions of Section 12 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12(e).

(13) Replacement Stock Certificates. If physical certificates are issued, and any of the 12% Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated 12% Convertible Preferred Stock certificate, or in lieu of and substitution for the 12% Convertible Preferred Stock certificate lost, stolen or destroyed, a new 12% Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of 12% Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such 12% Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

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(14) Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the 12% Convertible Preferred Stock shall be American Stock Transfer and Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the 12% Convertible Preferred Stock.

(15) Miscellaneous. (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 6500 North Mineral Drive, Suite 200, Coeur d'Alene, ID 83815, (Attention: General Counsel) or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate, or (ii) if to any Holder of the 12% Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the 12% Convertible Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of 12% Convertible Preferred Stock or shares of Common Stock or other securities issued on account of 12% Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of 12% Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of 12% Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the 12% Convertible Preferred Stock. Such adjustments shall be reasonably determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

HECLA MINING COMPANY

By: /s/ Michael B. White Michael B. White General Counsel & Secretary ATTEST: By: /s/ James A. Sabala James A. Sabala Senior Vice President & CFO

February 10, 2009

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State of Delaware Secretary of State Division of Corporations Delivered 12:08 PM 05/13/2009 FILED 11:52 AM 05/13/2009 SRV 090465651 - 4194766 FILE

CERTIFICATE OF DECREASE

OF

SHARES DESIGNATED

AS

Series B Cumulative Convertible Preferred Stock

*****

Hecla Mining Company, a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

That a Certificate of the Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock was filed in said office of the Secretary of State on August 14, 2006.

That the Board of Directors of said corporation at a meeting held on January 28, 2009 duly adopted a resolution authorizing and directing a decrease in the number of shares designated as Series B Cumulative Convertible Preferred Stock of the corporation, from 2,300,000 shares to 157,816 shares, in accordance with the provisions of section 151 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Hecla Mining Company has caused this certificate to be signed by Michael B. White, its General Counsel this 6th day of May, 2009.

Hecla Mining Company

By: /s/ Michael B. White Michael B. White General Counsel & Secretary